Exhibit 10.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the [__]th day of November, 2025, by and among GigCapital9 Corp., a Cayman Islands exempted company (the “SPAC”), and [________], a [________] (the “Investor”).

WHEREAS, the SPAC will be filing with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (as amended, the “Registration Statement”) for the initial public offering (the “IPO”) of units of the SPAC (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the SPAC (the “Class A Ordinary Shares” and together with all outstanding Class B Ordinary Shares (as defined below), the “Ordinary Shares” ) and one right to receive one-fifth (1/5) of one Class A Ordinary Share upon the SPAC’s completion of an initial business combination;

WHEREAS, the underwriters of the IPO of the SPAC have the option to purchase up to an additional 3,300,000 Public Units within 45-days of the closing of the IPO, solely to cover over-allotments (the “Over-allotment Option”);

WHEREAS, the SPAC desires to sell to the Investor on a private placement basis (the “Sale”) an aggregate of (a) [________] Class B ordinary shares (the “Class B Ordinary Shares”, and such shares being sold, the “Private Placement Shares”) of the SPAC, for a purchase price of $0.023254 per Private Placement Share (the “Private Placement Share Purchase Price”) and (b) [________] units of the SPAC, or up to [________] units if the Over-allotment Option is exercised in full, (the “Private Placement Units”) at a price of $9.7374 per Private Placement Unit (the “Private Placement Unit Purchase Price”, and together with the Private Placement Share Purchase Price, the “Purchase Price”), each comprised of one Class A Ordinary Share and one right to receive one-fifth (1/5) of one Class A Ordinary Share upon the SPAC’s completion of an initial business combination, which Private Placement Units are substantially similar to the Public Units, except that Private Placement Units and the constituent securities of the Private Placement Units have not been registered with the SEC and as such, are subject to certain restrictions on transfer. The Private Placement Shares, Class A Ordinary Shares issuable upon conversion of the Private Placement Shares, the Private Placement Units and the constituent securities of the Private Placement Units, collectively, are hereinafter referred to as the “Securities”;

WHEREAS, up to [________] Class B Ordinary Shares will be subject to complete or partial surrender by the Investor if the underwriters of the IPO of the SPAC do not fully exercise their Over-allotment Option;

WHEREAS, the Investor wishes to purchase each Private Placement Share at the Private Placement Share Purchase Price and each Private Placement Unit at the Private Placement Unit Purchase Price, and the SPAC wishes to accept such subscription from the Investor;

WHEREAS, our sponsor, GigAcquisitions9 Corp., a Cayman Islands exempted company (the “Sponsor”), holds 7,850,229 Class B Ordinary Shares of the SPAC (the “Sponsor Shares”) and has committed to have purchased 95,200 Private Placement Units (the “Sponsor Units”) to be purchased in a private placement sale; and

WHEREAS, substantially concurrently with the Sale of the Securities to the Investor, the SPAC will sell up to [________] Private Placement Shares and up to [________] Private Placement Units (inclusive of the Securities sold under this Agreement and any Additional Private Placement Units (as defined below)) to other investors (each such other investor, an “Other Investor”) on substantially similar terms as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SPAC and the Investor hereby agree as follows:

1. Agreement to Subscribe.

1.1. Purchase and Issuance of the Private Placement Shares. Upon the terms and subject to the conditions of this Agreement, the Investor hereby agrees to purchase from the SPAC, and the SPAC hereby agrees to sell to the Investor, on the Closing Date (as defined below) the Private Placement Shares in consideration of the payment of the Private Placement Share Purchase Price for each Private Placement Share.

1.2. Purchase and Issuance of the Private Placement Units. Upon the terms and subject to the conditions of this Agreement, the Investor hereby agrees to purchase from the SPAC, and the SPAC hereby agrees to sell to the Investor, on the Closing Date an initial tranche of [________] Private Placement Units in consideration of the payment of the Private Placement Unit Purchase Price for each Private Placement Unit. In the event that the Over-allotment Option is exercised in full or in part, Purchaser shall purchase up to an additional [________] Private Placement Units (the “Additional Private Placement Units”), in the same proportion as the amount of the Over-allotment Option that is exercised, and simultaneously with such purchase of Additional Private Units, as payment in full for the Additional Private Units being purchased hereunder, and at least one business day prior to the closing of all or any portion of the Over-allotment Option, the Investor shall pay to the SPAC the Private Placement Unit Purchase Price for each Additional Private Placement Unit by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the SPAC.

1.3. Payment of Purchase Price. As payment in full for the Securities other than Additional Private Placement Units (for which payment shall be in accordance with Section 1.2) being purchased under this Agreement, the Investor shall pay $[________] (the “Aggregate Initial Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the SPAC not later than two business days immediately prior to the effective date of the Registration Statement on Form S-1 of the SPAC in connection with the IPO (which date the SPAC shall inform the Investor as soon as reasonably practicable and, in any case, no later than 48 hours prior).

1.4. Closing. The closing of the purchase and sale of the Private Placement Shares and the initial tranche of the Private Placement Units shall take place simultaneously with the initial closing of the IPO (the “Closing Date”). The closing of the purchase and sale of the Private Placement Shares and the Private Placement Units shall take place at the offices of DLA Piper LLP (US), 555 Mission Street, Suite 2400, San Francisco, California 94105, or such other place as may be agreed upon by the parties hereto. On the Closing Date (and for the Additional Private Placement Units, upon the closing of the Issuance of Public Units pursuant to the Over-allotment Option), the SPAC shall deliver to the Investor the certificates representing the Securities purchased by the Investor or effect such delivery in book-entry form.

1.5. Conditions to Closing. The obligation of the Investor to purchase and pay for the Private Placement Shares and the Private Placement Units as provided herein shall be contingent upon, and concurrent with, the consummation of the IPO. In the event that the IPO does not close within five (5) Business Days of the date of the funding of the Aggregate Initial Purchase Price as provided for in Section 1.2 of this Agreement, the Aggregate Initial Purchase Price shall be duly returned to the Investor (no later than two (2) Business days thereafter) and any transfer of Private Placement Shares and Private Placement Units shall be nullified and void. The failure of the closing to occur on the Closing Date shall not terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder.

1.6. Tax Forms. Contemporaneous with the occurrence of the purchase of the Private Placement Shares and the Private Placement Units, the Investor shall deliver to the SPAC a properly completed and duly executed IRS Form W-8 or W-9, as applicable.

1.7. Surrender of Private Placement Shares.

1.7.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the representative of the underwriters of the IPO is not exercised in full, the Investor acknowledges and agrees that it (and, if applicable, any transferee of Private Placement Shares) shall automatically surrender at the time such Over-allotment Option expires (or earlier if the underwriters of the IPO waive their ability to exercise such Over-allotment Option) any and all rights to such number of Private Placement Shares (up to an aggregate of [________] Private Placement Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such surrender, the Investor (and any such transferees), collectively with all other shareholders of the Class B Ordinary Shares of the SPAC prior to the IPO, will own an aggregate number of Class B Ordinary Shares (not including Class A Ordinary Shares underlying Securities included in the Private Placement Units to be purchased herein or any Class A Ordinary Shares purchased by the Investor in the IPO or in the aftermarket) equal to 30% of the issued and outstanding Ordinary Shares, including Class A Ordinary Shares, of the SPAC immediately following the IPO after the time for exercise by the underwriters of the Over-allotment Option.

1.7.2. Termination of Rights as Shareholder. If any of the Private Placement Shares are surrendered in accordance with this Section 1.7, then after such time the Investor (or its successor in interest), shall no longer have any rights as a holder of such surrendered Private Placement Shares, and the SPAC shall take such action as is appropriate to cancel such surrendered Private Placement Shares.

1.7.3. Share Certificates. In the event an adjustment to any certificate representing the Private Placement Shares purchased pursuant hereto is required pursuant to this Section 1.7, then the Investor shall return such certificate to the SPAC or its designated agent as soon as practicable upon its receipt of notice from the SPAC advising the Investor of such adjustment, following which a new certificate shall be issued in such amount representing the adjusted number of Private Placement Shares held by the Investor. Such new certificate, if any, shall be returned to the Investor as soon as practicable. Any such adjustment for any uncertificated securities held by the Investor shall be made in book-entry form.

2. Representations and Warranties of the Investor.

Investor represents and warrants to the SPAC that:

2.1. No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the SPAC or the Sale of the Securities.

2.2. Accredited Investor. Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. Investor is purchasing the Securities solely for investment purposes, for the Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and the Investor has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder. Investor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4. Restrictions on Transfer. Investor acknowledges and understands the Private Placement Shares and the Private Placement Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future the Investor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, the Investor acknowledges and understands the Securities are subject to transfer restrictions as described in Section 6 hereof. Investor agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, except for a transfer to an affiliate or to the Investor’s investment adviser, the Investor may be required to deliver to the SPAC an opinion of counsel satisfactory to the SPAC with respect to such transfer. Absent registration or another available exemption from registration, the Investor agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Investor further acknowledges that because the SPAC is a shell company, Rule 144 may not be available to the Investor for the resale of the Securities until the one-year anniversary following consummation of the business combination of the SPAC, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(a)	Investor is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(b)

Investor is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (i) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (ii) the Investor has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by the Investor are not entitled to, and have no right, interest or claim to any monies held in the Trust Account (as defined below), and accordingly the Investor may suffer a loss of a portion or all of its investment in the Securities. Investor is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. No Public Market. Investor understands that no public market now exists for the Securities, and that the SPAC has made no assurances that a public market will ever exist for the Securities.

2.7. Organization and Authority. Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8. Authority. This Agreement has been validly authorized, executed and delivered by the Investor and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.9. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Investor’s organizational documents, (ii) any agreement or instrument to which the Investor is a party or (iii) any law, statute, rule or regulation to which the Investor is subject, or any agreement, order, judgment or decree to which the Investor is subject.

2.10. No Legal Advice from the SPAC. Investor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the SPAC made in this Agreement and the other agreements entered into between the parties hereto, the Investor is relying solely on such counsel and advisors and not on any statements or representations of the SPAC or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11. Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended,), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Investors’ subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

2.12. Reliance on Representations and Warranties. Investor understands the Securities are being offered and sold to the Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the SPAC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.13. No General Solicitation. Investor is not subscribing for the Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement.

2.14. Legend. Investor acknowledges and agrees the book-entries evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the SPAC.

The SPAC represents and warrants to, and agrees with, the Investor that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the SPAC has authority to issue is 220,000,000 ordinary shares, of which 200,000,000 are designated as Class A Ordinary Shares and 20,000,000 are designated as Class B Ordinary Shares, and 1,000,000 preference shares (“Preference Shares”). As of the date hereof, and not including the Class B Ordinary Shares to be issued pursuant to this Agreement or any similar agreements, the SPAC has issued and outstanding 7,850,229 Class B Ordinary Shares (of which up to 1,023,943 Class B Ordinary Shares are subject to forfeiture as described in the Registration Statement) and no Preference Shares. All of the issued shares of capital stock of the SPAC have been duly authorized, validly issued, and are fully paid and non-assessable. In no event shall the Investor hold more than 9.9% of the total outstanding Class A Ordinary Shares of the SPAC (including any Class A Ordinary Shares underlying Public Units and Private Placement Units) and more than 9.9% of the total outstanding Class B Ordinary Shares of the SPAC.

3.2. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, each of the Private Placement Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and, as applicable, the terms of the Rights Agreement to be entered into by the SPAC with Continental (as defined below) with respect to the rights included in the Public Units and the Private Placement Units (the “Rights Agreement”), the Private Placement Units, including the underlying Securities, will be duly and validly issued, fully paid and non-assessable. The rights included in the Private Placement Units, when executed, issued and delivered in the manner set forth in the Rights Agreement, will be duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the SPAC, enforceable against the SPAC in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect by equitable principles of general applicability. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Investor will have or receive good title to the Private Placement Shares and the Private Placement Units purchased by such Investor under this Agreement, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The SPAC is an exempted company duly formed, validly existing and in good standing under the laws of the Cayman Islands and has the requisite power to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Registration Statement.

3.4. Authorization; Enforcement. (i) The SPAC has the requisite company power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the SPAC and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of the SPAC or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the SPAC enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the SPAC of the transactions contemplated hereby do not (i) result in a violation of the SPAC’s memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement or instrument to which the SPAC is a party or (iii) result in a violation of any law statute, rule or regulation to which the SPAC is subject or any agreement, order, judgment or decree to which the SPAC is subject. Other than any SEC or state securities filings which may be required to be made by the SPAC subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the SPAC is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Private Placement Shares and the Private Placement Units in accordance with the terms hereof.

3.6. Lawsuits and Sanctions. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the SPAC, threatened against the SPAC, and the SPAC is not currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or the Bureau of Industry and the Security of the U.S. Department of Commerce.

3.7. Material Non-Public Information. Following the consummation of the IPO, the SPAC shall endeavor not to distribute, furnish or otherwise provide to the Investor any material non-public information regarding the condition (financial or otherwise), business affairs or prospects of the SPAC or the status of any potential business combination of the SPAC without first obtaining the prior consent of the Investor pursuant to standard “wall-cross” procedures.

3.8. No “Bad Actor.” No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the SPAC or, to the SPAC’s knowledge, any SPAC Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. “SPAC Covered Person” means, with respect to the SPAC as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

4. Legends.

4.1. Legend. The SPAC will issue the Private Placement Shares and the Private Placement Units purchased by the Investor in the name of such Investor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A SUBSCRIPTION AGREEMENT BETWEEN GIGCAPITAL9 CORP. AND INVESTOR AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE SUBSCRIPTION AGREEMENT.”

4.2. Investor’s Compliance. Nothing in this Section 4 shall affect in any way the Investor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Legend Removal. Following the expiration of the transfer restrictions set forth herein, if the Securities are eligible to be sold without restriction under, and without the SPAC being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or there is an effective registration statement covering the resale of the Securities (and the Investor provides the SPAC with a written undertaking to sell its Securities only in accordance with the plan of distribution contained in such registration statement and only if such Investor has not been informed that the prospectus in such registration statement is not current or the registration statement is no longer effective), then at the Investor’s request, the SPAC (or its successor) will cause the SPAC’s transfer agent to remove the legend set forth in Section 4. In connection therewith, if required by the SPAC’s transfer agent (or the transfer agent of its successor), the SPAC will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, without charge or expense to the holder of the Securities, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Securities without any such legend; provided, that, notwithstanding the foregoing, the SPAC will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Securities in violation of applicable law.

4.4. Registration Rights. Investor will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into among the Investor, the SPAC and others, on or prior to the effective date of the Registration Statement. Investor’s rights and obligations under the Registration Rights Agreement shall be identical to the rights and obligations of the Other Investors and the Sponsor.

5. Waiver of Liquidation Distributions. In connection with the Securities purchased pursuant to this Agreement, the Investor hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the trust account (the “Trust Account”) at a financial institution to be chosen by the SPAC, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”) solely with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the SPAC consummates the business combination, (ii) in connection with any tender offer conducted by the SPAC prior to a business combination, (iii) upon the SPAC’s redemption of Class A Ordinary Shares sold in the SPAC’s IPO upon the SPAC’s failure to timely complete the business combination or (iv) in connection with a shareholder vote to approve an amendment to the SPAC’s memorandum and articles of association, (A) to modify the substance or timing of the SPAC’s obligation to redeem 100% of the SPAC’s public shares if the SPAC does not timely complete the business combination or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In the event any Investor purchases Class A Ordinary Shares in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such Class A Ordinary Shares upon the same terms offered to all other purchasers of Class A Ordinary Shares in the IPO, including but not limited to, in the event the SPAC fails to consummate the business combination and it is acknowledged that the waiver in this Section 5 shall not apply with respect to any such Class A Ordinary Shares. Nothing herein shall preclude Investor from making any claim or seeking recourse against the SPAC’s funds held outside of the Trust Account.

6. Lock-Up Period. Investor agrees that it shall not Transfer any Private Placement Shares or Class A Ordinary Shares issuable upon conversion of such Private Placement Shares, Private Placement Units or Class A Ordinary Shares that are a constituent security of the Private Placement Units, the rights that are a constituent security of the Private Placement Units or the Class A Ordinary Shares issuable for such rights, beneficially held by such Investor, or by its affiliates until the date that is (i) in the case of the Private Placement Shares or Class A Ordinary Shares issuable upon conversion of such Private Placement Shares, the earlier of (A) six months after the completion of a business combination or (B) the date on which, subsequent to a business combination, (x) the last sale price of the Class A Ordinary Shares equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after a business combination or (y) the SPAC completes a liquidation, merger, stock exchange or other similar transaction that results in all of the SPAC’s shareholders having the right to exchange their Class B Ordinary Shares for cash, securities or other property and (ii) in the case of the Private Placement Units or any securities underlying the Private Placement Units, until 30 days after the completion of a business combination (collectively, the “Lock-up Period”). The Lock-up Period shall be identical to the lock-up period applicable to the Sponsor Shares and the Sponsor Units (the “Sponsor’s Lock-up Period”). If the Sponsor’s Lock-up Period is amended for a shorter period of time than under this Section 6, the parties shall amend the Lock-up Period under this Agreement to match the Sponsor’s Lock-up Period. Notwithstanding the foregoing, during the Lock-up Period, Transfers of Private Placement Shares or any other Securities beneficially held by the Investor are permitted to be made (a) amongst the Investor and its affiliates or its investment adviser, (b) in the case of an entity, as a distribution to its partners, shareholders or members upon its liquidation, (c) in the case of an individual, (1) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (2) by virtue of the laws of descent and distribution upon death of such person, (3) pursuant to a qualified domestic relations order, (d) by certain pledges to secure obligations incurred in connection with purchases of the SPAC’s securities, (e) through private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which such securities were originally purchased, or (f) to the SPAC for no value for cancellation in connection with the consummation of a business combination; provided, that, in each such case (except clause (f)), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions to the extent and for the duration that such terms remain in effect at the time of the Transfer. As used herein, “Transfer” means (a) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to, any security, (b) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b).

7. Terms of the Private Placement Shares and the Private Placement Units.

7.1. Identical Securities. The Private Placement Shares are identical to the Sponsor Shares, and the Private Placement Units are identical to the Sponsor Units to be acquired by the Sponsor, and the Securities will become freely tradable only after the expiration of the Lock-up Period described above in Section 6 and they are registered pursuant to the Registration Rights Agreement or an exemption from registration is available, and the restrictions described above in Section 6 have expired.

7.2. Voting. Investor agrees that if the SPAC seeks shareholder approval of a business combination, then in connection with such business combination, provided the requirements of Section 7.3.2 herein are met, the Investor shall (i) vote the Private Placement Shares and the Class A Ordinary Shares underlying the Private Placement Units owned by it in favor of the business combination and (ii) not redeem any Private Placement Shares or Securities underlying the Private Placement Units owned by the Investor in connection with such shareholder approval.

7.3. No Additional Shares; Forfeitures.

7.3.1 No Additional Shares. In the event that an underwriter(s) in the IPO exercises its Over-allotment Option, the Investor will not receive pursuant to the terms of this Agreement any additional Private Placement Shares, as the total amount of Private Placement Shares being purchased by the Investor is as set forth in the Recitals hereof.

7.3.2 Forfeitures. Furthermore, the Investor shall not be subject to forfeiture, surrender, claw-back, cut-back, vesting provisions, transfers, disposals, exchanges, reductions, redemptions, or earn-outs for any reason on the Private Placement Shares other than as provided for by Section 1.7 hereof. In the event that the Sponsor, in connection with a proposed business combination of the SPAC (including in connection with an amendment to the SPAC’s memorandum and articles of association to extend the SPAC’s time to consummate a business combination), agrees to subject its Sponsor Shares or Sponsor Units to earn-outs, vesting provisions, forfeitures, transfers, disposals, exchanges, reductions, redemptions, restrictions, amendments, arrangements or other modifications (collectively, “Adjustments”), such Adjustments shall not apply to the Private Placement Shares and the Private Placement Units issued to the Investor, and the terms and conditions applicable to such Private Placement Shares and the Private Placement Units shall not be changed or the number or amount reduced as a result of any such Adjustments.

8. Most Favored Nation; Release from Lock-up Period.

8.1. Most Favored Nation. The terms, rights and conditions set forth in this Agreement are as favorable to the Investor as the terms, rights and conditions granted to all Other Investors participating in the purchase of Private Placement Shares and Private Placement Units substantially concurrently with this Agreement. In the case that any Other Investor is afforded more favorable terms than the Investor under this Agreement, the SPAC shall promptly notify the Investor of such more favorable terms, and the Investor shall have the right to elect to have such more favorable terms, so as to be on the same terms, in which case the parties hereto shall promptly amend this Agreement to effect the same.

8.2. Release from Lock-up Period. SPAC agrees that in connection with its initial business combination or thereafter, if (i) any securityholder of the target company in the initial business combination holding more than three (3.0%) of the capital stock of the surviving company or (ii) any securityholder of the SPAC prior to the initial business combination holding any securities of the surviving company (“Significant Securityholders”) shall not be subject to a lock-up agreement or be subject to a lock-up agreement for a shorter period of time than the Investor, the Lock-up Period shall be reduced to the shortest lock-up period, or terminated, as the case may be, unless such exclusion from the lock-up obligations is required in compliance with the listing rules of Nasdaq or any other national stock exchange where the SPAC’s or the surviving company’s securities are listed. Further, if any Significant Securityholder is released from a lock-up period subsequent to the initial business combination, SPAC shall notify the Investor no later than one trading day prior to such release, and the Private Placement Shares purchased by the Investor shall be released from the Lock-up provisions of this Agreement, and the Lock-up Period shall terminate.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10. Assignment; Entire Agreement; Amendment.

10.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Investor to a person agreeing to be bound by the terms hereof and the transfer restrictions applicable to the Investor set forth herein.

10.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

10.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (i) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the shareholder.

12. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

13. Survival; Severability.

13.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Date.

13.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

SPAC:

GIGCAPITAL9 CORP.

By:
Name:	Dr. Avi S Katz
Title:	Chief Executive Officer

INVESTOR: [________]
By:
Name:
Title:

[Signature Page to Subscription Agreement]